Direct Line: (604) 443-4719
                                                          E-mail: dmceown@bdo.ca
                                                                       08-006778

February 8, 2000


Securities and Exchange Commission
Washington, DC
20549

Dear Sirs:

We have read the information in the second paragraph of item 4(1) contained in the Form 8-K dated February 7, 2000 of Patagonia Gold Corporation and agree with the statements made therein.

Yours truly,

/s/ BDO Dunwoody LLP

Chartered Accountants


c.c.   Mr. David Jenkins, President
       Patagonia Gold Corporation